AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (the "Agreement"), made and entered into as of February 15, 2000, among Vizacom Inc., a Delaware corporation ("Buyer"), RCAC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), Renaissance Computer Art Center, Inc. d/b/a Renaissance Multimedia, a New York corporation ("Seller") and the stockholders of Seller set forth on Schedule A hereto (the "Seller Stockholders").

                             RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law") and the New York Business Corporation Law ("New York Law"), Buyer and Seller will enter into a business combination transaction pursuant to which Seller will merge with and into Merger Sub (the "Merger").

     B. The Board of Directors of Buyer (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Buyer and fair to, and in the best interests of, Buyer and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     C. The Board of Directors of Seller (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Seller and fair to, and in the best interests of, Seller and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended the approval of this Agreement by the stockholders of Seller.

     D. Buyer and Merger Sub, on the one hand, and Seller and the Seller Stockholders on the other hand, desire to make certain representations and warranties and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, premises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law and New York Law, Seller shall be merged with and into Merger Sub, the separate corporate existence of Seller shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by (a) filing a Certificate of Merger (the "Delaware Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law and (b) delivery of a Certificate of Merger (the "New York Certificate of Merger") executed by Seller and Merger Sub to the Secretary of State of the State of New York (the time of such filing and delivery (or such later time as may be agreed in writing by the parties and specified in the Delaware Certificate of Merger and New York Certificate of Merger ) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement, the Delaware Certificate of Merger and the New York Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Kaufman & Moomjian, LLC, 50 Charles Lindbergh Boulevard - Suite 206, Mitchel Field, New York 11553, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law and New York law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Seller and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Renaissance Multimedia, Inc."

          (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such bylaws.

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     1.5 Directors and Officers.  The directors of Merger Sub immediately  prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve in such capacity until their respective successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve in such capacity at the pleasure of the Board of Directors of the Surviving Corporation and until their successors are duly appointed and qualified.

     1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Seller or the holders of any of the following securities:

          (a) Conversion of Seller Capital Stock. Each share of common stock, no par value, of Seller (the "Seller Capital Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Seller Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.8(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(d) and (e)) into the right to receive (i) $500 ($250,000 divided by the number of shares of Seller Capital Stock issued and outstanding) in immediately available funds the ("Cash Component"), and (ii) such number shares (the "Exchange Ratio") of common stock, par value $.001 per share, of Buyer (the "Buyer Common Stock") as shall equal (A) 449,870 ($1,750,000, divided by (B) the product of (1) the number of shares of Seller Capital Stock then issued and outstanding, and (2) the average closing price of one share of Buyer Common Stock, as reported by Nasdaq, for the twenty (20) trading day period ending four (4) business days prior to the Closing Date) (the "Price Per Share"), upon surrender of the certificate representing such share of Seller Capital Stock in the manner provided in
Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.10).

          (b) Cancellation of Buyer-Owned Stock. Each share of Seller Capital Stock held in the treasury of Seller or owned by Merger Sub, Buyer or any direct or indirect wholly-owned subsidiary of Seller or Buyer immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Capital Stock of Merger Sub. Each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Seller Capital Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Seller Capital Stock occurring on or after the date hereof and prior to the Effective Time.

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          (e)  Fractional  Shares.  No fraction of a share of Buyer Common Stock will be issued by virtue of the Merger, but, in lieu thereof, each holder of shares of Seller Capital Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Price Per Share.

     1.7  Dissenting Shares.

          (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Seller Capital Stock who has demanded and perfected appraisal rights for such shares in accordance with New York Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares") shall not be converted into or represent a right to receive the Cash Component per share of Seller Capital Stock and the Buyer Common Stock pursuant to Section 1.6, and in lieu thereof, the holder thereof shall only be entitled to such rights as are granted by New York Law.

          (b) Notwithstanding the foregoing, if any holder of shares of Seller Capital Stock who demands appraisal of such shares under New York Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such effective withdrawal, such holder's shares shall automatically be converted into and represent only the right to receive the Cash Component per share of Seller Capital Stock and Buyer Common Stock at the Exchange Ratio, without interest thereon, upon surrender of the certificate representing such shares.

          (c) Seller shall give Buyer (i) prompt notice of any written demands for appraisal of any shares of Seller Capital Stock, withdrawals of such demands, and any other instruments served pursuant to New York Law and received by Seller which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under New York Law. Seller shall not, except with the prior written consent of Buyer or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of Seller Capital Stock or offer to settle or settle any such demands.

     1.8  Exchange of Certificates.

          (a) Exchange Procedures. At the Closing, (i) each Seller Stockholder shall surrender to Buyer a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Seller Capital Stock whose shares were converted into the right to receive (A) shares of Buyer Common Stock pursuant to Section 1.6(a); (B) cash in lieu of any fractional shares pursuant to Section 1.6(e) and (C) any dividends or other distributions pursuant to Section 1.8(b) and (D) the Cash Component pursuant to
Section 1.6(a); (ii) Buyer shall deliver to each such Seller Stockholder, (A) a certificate representing the number of whole shares of Buyer Common Stock pursuant to Section 1.6(a), (B) payment in lieu of fractional shares pursuant to
Section 1.6(e), (C) any dividends or distributions payable pursuant to Section 1.8(b) and (D) the

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Cash  Component  pursuant   to  Section  1.6(a);  and  (iii)  each   Certificate
surrendered pursuant to clause (i) hereof shall be canceled.

          (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Buyer Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, along with the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Buyer Common Stock.

          (c) Transfers of Ownership. If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

          (d) No  Liability.  Notwithstanding  anything to the  contrary in this
Section 1.8, neither the Buyer, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Buyer Common Stock or Seller Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 No Further Ownership Rights in Seller Capital Stock. All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(e) and 1.8(b)), together with the Cash Component for each share of Seller Capital Stock, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Seller Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, together with an agreement of indemnity, such whole number of shares of Buyer Common Stock into which the shares of Seller Capital Stock evidenced thereby shall have been converted, cash for fractional shares, if any, as may be required pursuant to Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.8(b), together with the Cash Component for each share of Seller Capital Stock; provided, however, that Buyer may, in its discretion and as a condition precedent to

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

the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller and Merger Sub, and to vest the Buyer Common Stock contemplated hereby in the Seller Stockholders, the officers and directors of Seller and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                           AND THE SELLER STOCKHOLDERS

     Seller and each Seller Stockholder hereby jointly and severally represent and warrant to Buyer and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedules supplied by Seller and the Seller Stockholders to Buyer, as follows:

     2.1 Organization of Seller. Seller and each of its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on Seller. Set forth in Schedule 2.1 is a true and complete list of all of Seller's subsidiaries and entities in which the Seller owns any equity interest (the "Subsidiaries"), together with the jurisdiction of incorporation of each Subsidiary and Seller's equity interest therein. Seller has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Seller and similar governing instruments of the Subsidiaries, each as amended to date, in English, to counsel for Buyer. Except as set forth in
Schedule 2.1, Seller does not own, of record or beneficially, any direct or indirect equity or other interest in any entity or any right (contingent or otherwise) to acquire any equity interest in any business or entity. When used in connection with Seller, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Seller and its subsidiaries taken as a whole, but not general economic or industry-wide events in the Seller's industry.

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     2.2 Seller Capital Structure. The authorized capital stock of Seller consists of 1,000 shares of common stock no par value, of Seller (constituting the Seller Capital Stock), of which there were 500 shares issued and outstanding as of the date of this Agreement as set forth on Schedule A. All outstanding shares of Seller Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Seller or any agreement or document to which Seller is a party or by which it is bound. Schedule 2.2 lists each outstanding option, if any, to acquire shares of the Seller Capital Stock as of the date of this Agreement, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any.

     2.3 Obligations With Respect to Seller Capital Stock. Except as set forth in Section 2.2, there are no equity securities of any class of Seller, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth on
Schedule 2.3 hereto, other than securities Seller owns, there are no equity securities of any class of any Subsidiary, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Seller or any of the Subsidiaries is a party or by which it is bound obligating Seller or any of the Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Seller, or any of the Subsidiaries or obligating Seller or any of the Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth on Schedule
2.3 hereto, there are no registration rights and, to the knowledge of Seller, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Seller.

2.4 Authority.

          (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Seller, subject only to the approval of this Agreement by Seller's stockholders and the filing of the Delaware Certificate of Merger pursuant to Delaware Law and the delivery of the New York Certificate of Merger pursuant to New York Law. A vote of the holders of at least two-thirds of the outstanding shares of the Seller Capital Stock is required for Seller's stockholders to approve this Agreement and such stockholders' approval has been obtained. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer and Merger Sub, constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Seller does not,

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and the performance of this Agreement by Seller will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Seller or the equivalent organizational documents of any of the Subsidiaries, (ii) subject to obtaining the approval of Seller's stockholders of the Merger as contemplated in
Section 5.14 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Seller or any of the Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Seller's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Seller.
Schedule 2.4 lists all material consents, waivers and approvals under any of Seller's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the delivery of the New York Certificate of Merger with the Secretary of State of New York, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Seller or Buyer or have a material adverse effect on the ability of the parties to consummate the Merger.

     2.5 Section 912 of the New York Business Corporation Law Not Applicable. The Board of Directors of Seller has taken all actions so that the restrictions contained in Section 912 of the New York Business Corporation Law applicable to a "business combination" (as defined in Section 912) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

2.6 Seller Financial Statements.

     Each of the financial statements of Seller for the fiscal years ended December 31, 1998 (including, in each case, any related notes thereto, the "1998 Financials"), delivered by Seller to Buyer and attached hereto in Schedule 2.6 (the "Seller Financials"), including any financial statements of Seller prepared after the date hereof and prior to the Closing, was and shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes

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thereto) and fairly present the consolidated financial position of Seller as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated. Except as set forth in
Schedule 2.6, the unaudited Financial Statements of Seller for the nine-month period ended September 30, 1999 have been prepared on a basis consistent with the 1998 Financials, except that the unaudited interim financial statements do not contain all footnotes that would be required, and were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Seller as of December 31, 1998 is hereinafter referred to as the "Seller Balance Sheet." Except as disclosed in the Seller Financials, Seller does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Seller, except liabilities (i) provided for in the Seller Balance Sheet or (ii) incurred since the date of the Seller Balance Sheet in the ordinary course of business consistent with past practice.

2.7 Absence of Certain Changes or Events.

          (a) Except as set forth in the Schedule 2.7, since December 31, 1998, Seller has carried on its businesses in the ordinary course and in all material respects consistent with past practice. Except as set forth in the Schedule 2.7, since December 31, 1998 (or, with respect to clause (xi) below, since September 30, 1999), Seller has not:

               (i) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except pursuant to the terms of this Agreement or except in the ordinary course of business and consistent with past practice;

               (ii) suffered any damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business, to the extent that the same exceeds $10,000 individually or $25,000 in the aggregate;

               (iii) mortgaged, pledged or subjected to any lien, charge or other Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business and consistent with past practice;

               (iv) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any material debts or waived any claims or rights of a material nature;

               (v) leased, licensed or granted to any person or entity any rights in any of its assets or properties outside the ordinary course of business and inconsistent with past practice;

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

               (vi) experienced any material adverse change in its financial condition, results of operations, assets, liabilities, business or operations;

               (vii) made any change in any accounting principle or practice or in its method of applying any such principle or practice;

               (viii) issued any additional shares of capital stock or any options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of its capital stock;

               (ix) declared or paid any dividends on or made any other distributions (however characterized) in respect of shares of its capital stock;

               (x) repurchased or redeemed any shares of its capital stock;

               (xi) granted any general or specific increase in the salary, commission rate or other compensation (including, without limitation, bonuses, profit sharing or deferred compensation) payable or to become payable to any of its employees or agents, except as required under existing contractual obligations of Seller or any of the Subsidiaries, or adopted any Benefit Plan (as that term is hereinafter defined), or increased, augmented or improved the benefits granted to or for the benefit of any Employee
          (as that term is hereinafter defined) under any Benefit
          Plan; or

               (xii) entered into any agreement to do any of the foregoing.

     2.8  Taxes.

               (a) Except as set forth in the Schedule 2.8, all returns and reports relating to Taxes (as hereinafter defined) which are required to be filed with respect to Seller on or before the date hereof or which will be required to be filed on or before the Closing Date have been, or will be, duly and timely filed and all such returns and reports are, or will be, complete and correct in all material respects. Except as set forth in Schedule 2.8, all Taxes, assessments, fees and other governmental charges imposed on or with respect to Seller which have become due and payable on or before the Closing Date have been, or will be prior to the Closing Date, paid in a timely manner by Seller, or shall be accrued for in Seller Financials or in the books of Seller. Except as set forth in the Schedule 2.8 hereto, there are no actions or proceedings currently pending or, to the best knowledge of Seller, threatened against Seller by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or, to the best knowledge of Seller, threatened, against Seller, and there are no matters under discussion by Seller with any governmental authority regarding claims for the assessment or collection of Taxes against Seller. Except as set forth in Schedule 2.8, there are no agreements, waivers or applications by Seller for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of Seller

(other than any lien for current Taxes not yet due and payable). No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax returns or reports that it is or may be subject to taxation by that jurisdiction. Seller is not a party to any Tax allocation or sharing agreement. Seller is not and has never been a member of an affiliated group of corporations (other than the group consisting of Seller and the Subsidiaries) filing a consolidated U.S. income Tax return and is not liable, as a transferee or successor (by contract or otherwise), for the Taxes of any corporation that previously was a member of such an affiliated group.

          (b) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all foreign, national, Federal, state, local or other income, franchise, sales, gross receipts, use, value added, goods and services, withholding, employment, payroll, social security, unemployment, real and personal property, stamp duty, customs duty and intangibles tax and all other taxes of any nature, deficiencies, fees, assessments, interest, penalties or any other governmental charges, duties, impositions and liabilities of whatever nature, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to taxes thereon, penalties for failure to file a return or report and interest on any of the foregoing).

          (c) Seller has not, with regard to any assets or property held, acquired or to be acquired by Seller, filed a consent to the application of
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

          (d) Seller does not conduct any operations or sales which have been or are required to be reported to the Internal Revenue Service (the "IRS") under the provisions of Section 999 of the Code.

     2.9 Intellectual Property.

          (a) To the knowledge of Seller and such Seller Stockholder, Seller owns, or has the right to use, sell or license all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary or required for the conduct of its businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Seller IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Seller.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Seller IP Rights (the "Seller IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Seller IP Rights or impair the right of Seller, the Surviving Corporation or Buyer to use, sell or license any Seller IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Seller.

          (c) To the knowledge of Seller and such Seller Stockholder, (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Seller or any of the Subsidiaries violates any license or agreement between Seller and any third party or infringes any intellectual property right of any other party; and
(ii) there is no pending or, to the knowledge of Seller, threatened claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seller IP Rights, nor has Seller received any written notice asserting that any Seller IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on Seller.

          (d) Seller has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Seller IP Rights.

     2.10 Compliance; Permits; Restrictions.

          (a) Seller is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Seller or by which its properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or its properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Seller. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Seller, threatened against Seller or such Seller Stockholder, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Seller.

          (b) Seller holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Seller (collectively, the Seller Permits"). Seller is in compliance with the terms of Seller Permits, except where the failure to hold the same or to so comply would not have a Material Adverse Effect on Seller.

     2.11 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Seller has received any notice of assertion nor, to Seller's or such Seller Stockholder knowledge, is there a written threat of an action, suit, proceeding, claim, arbitration or investigation against Seller which would have a Material Adverse Effect on Seller, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     2.12 Brokers' and Finders' Fees. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.13. Employees; Employee Benefits.

          (a) Schedule 2.13 sets forth the names of all employees of Seller, other than temporary employees, as of the date of this Agreement (the "Employees") and, with respect to each Employee, such Employee's job title and the date of commencement of employment of such Employee. Seller has accrued on its books and records all obligations for salaries, vacations, benefits and other compensation with respect to its Employees and any of its Former Employees (as that term is hereinafter defined), to the extent required by GAAP, including, but not limited to, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Seller does not currently offer, and have never offered, retiree health and insurance benefits to Employees and Former Employees, and Seller does not have any liabilities (contingent or otherwise) with respect thereto. Except as set forth in the Schedule 2.13, there are no outstanding loans from Seller to any Related Party. Complete and correct copies of all material written agreements with or concerning Employees, including, without limitation, union and collective bargaining agreements, and all employment policies, and all amendments and supplements thereto, have been delivered to Buyer, and a list of all such agreements and policies is set forth in the Schedule 2.13. None of the Employees has, to the best knowledge of Seller such Seller Stockholder, indicated a desire to terminate his or her employment other than at normal retirement age, or any intention to terminate his or her employment in connection with the transactions contemplated by this Agreement. Except as set forth in the Schedule 2.13, since September 30, 1999, Seller has not (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) provided any of the Employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

          (b) To the best knowledge of Seller or such Seller Stockholder, Seller has complied at all times and in all material respects with all laws, statutes, rules and regulations applicable with respect to employees in each of the jurisdictions in which it operates and/or does business. Except as disclosed in the Schedule 2.13, Seller has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family Medical Leave Act, the Fair Labor Standards Act, as amended, and all applicable laws, statutes and regulations governing payment of minimum wages and overtime rates, labor standards, working conditions, the withholding and payment of Taxes or any other kind of governmental charge from compensation, terms and conditions of employment, workplace safety, workers' compensation, disability pay, social benefits whether or not imposed by a governmental program, discriminatory practices, including, without limitation, with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to employees or potential employees

(collectively, the "Employee Laws"), and there have been no claims made or, to the knowledge of Seller or such Seller Stockholder, threatened thereunder against Seller arising out of or relating to or alleging any violation of any of the foregoing. Seller has complied in all material respects with the employment eligibility verification form requirements under the Immigration and Naturalization Act, as amended ("INA"), with respect to Employees, and Seller has complied with the paperwork provisions and anti-discrimination provisions of the INA and Seller has obtained and maintained the employee records and I-9 forms with respect to the Employees in proper order as required by law. Seller is not currently employing any Employees who are not citizens of the United States and who are not authorized to work in the United States. To the best knowledge of Seller and such Seller Stockholder, there are no controversies, strikes, work stoppages, picketing, filed grievances, job actions, unfair labor practice charges, investigations, complaints, disputes or other proceedings pending or threatened between Seller and any of the Employees or Former Employees (as defined below); no labor union or other collective bargaining unit represents or has ever represented any of the Employees in connection with their employment with Seller; neither Seller nor such Selling Stockholder has any knowledge of any organizational effort by any labor union or other collective bargaining unit currently under way or threatened with respect to any Employees; no consent of any labor union or other collective bargaining unit representing Employees is required to consummate the transactions contemplated by this Agreement; and Seller has not incurred any liability under the Worker Adjustment Retraining Notification Act ("WARN") or similar state and local laws.

          (c) Except for temporary clerical personnel, none of the Employees are "leased employees" within the meaning of Section 414(h) of the Code. Schedule
2.13 sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), medical or life insurance plan, providing benefits to any Employee, retiree or Former Employee or any of their dependents, survivors or beneficiaries, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by Seller for the benefit of or relating to any of the Employees or to any former employees of Seller (the "Former Employees") or their dependents, survivors or beneficiaries, whether or not legally binding, and for which Seller could reasonably have any liabilities, all of which are hereinafter referred to as the "Benefit Plans." None of Buyer, Merger Sub nor Seller will incur any liability under any severance agreement, deferred compensation agreement, employment agreement, similar agreement or Benefit Plan solely as a result of the consummation of the transactions contemplated by this Agreement.

          (d) Each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. Federal income Tax under Section 501(a) of the Code; a favorable determination letter has been issued by the IRS after January 1, 1994 with respect to each plan and trust and each amendment thereto; and since the date of such determination letter there are no circumstances which are likely to adversely affect the qualification of such plan. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" relating to Employees or Former Employees within the meaning of Section 419 of the Code. No event or condition exists with respect to any Benefit Plan that could subject Seller or any of the Subsidiaries to any material Tax under Section 4980B of the Code or, for plan years beginning before January 1, 1989, Section 162(k) of the Code. With respect to each Benefit Plan, Seller has heretofore delivered to Buyer complete and correct copies of the following documents, where applicable:
(i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the most recent actuarial report, if any, relating to the Benefit Plan and (vi) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefit plan.

          (e) Except as set forth on Schedule 2.13, neither Seller nor any corporation or other trade or business under common control with Seller (as determined pursuant to Section 414(b) or (c) of the Code) (a "Common Control Entity") maintains or contributes to or, to the knowledge of Seller or such Seller Stockholder, in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to, any "multiemployer plan," within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or any other employee pension benefit plan subject to Title IV of ERISA or Section 412 of the Code; no Benefit Plan of Seller or of any Common Control Entity is subject to Title IV of ERISA. No contingent or other liability with respect to which Seller has or could have any liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation (the "PBGC") or to any Benefit Plan; and no assets of the Seller are subject to a lien under Sections 4064 or 4068 of ERISA. Except as set forth on in the Schedule 2.13, all contributions required to be made to or with respect to each Benefit Plan with respect to the service of Employees or Former Employees prior to the date hereof have been made or have been accrued for in the books and records of Seller for all periods through the date hereof. Seller does not have any obligation to provide post-retirement medical or other benefits to Employees or Former Employees or their survivors, dependents and beneficiaries, except as may be required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state medical benefits continuation law and Seller may terminate any such post-retirement medical or other benefits upon thirty (30) days' notice or less without any liability therefor.

          (f) None of the Benefit Plans has been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived), within the 24-month period ended on the date hereof; there have been no "prohibited transactions" within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA in connection with any of the Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would have a Material Adverse Effect; none of the

Benefit Plans which are subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code and Seller is not subject to a lien under Section 412(n) of the Code; each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS or the PBGC with respect to any Benefit Plan have been timely filed or delivered; there is no arbitration, claim or suit pending or, to the best knowledge of Seller or such Seller Stockholder, threatened, involving a Benefit Plan (other than routine claims for benefits), and, to the best knowledge of Seller or such Seller Stockholder, there is no basis for such a claim; none of the Benefit Plans nor any fiduciary thereof has been, to the best knowledge of Seller or such Seller Stockholder, the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor, or any other governmental agency with respect to a Benefit Plan; and there has not been and will be no "parachute payment" (as defined in Section 280G(b)(2) of the Code) to any of the Employees prior to the Closing or as a result of the transactions contemplated by this Agreement.

     2.14 Absence of Liens and Encumbrances. Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances, except as reflected in the Seller Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on Seller.

     2.15 Environmental Matters.

          (a) Hazardous Material. To the best knowledge of Seller and such Seller Stockholder, except as would not have a Material Adverse Effect on Seller, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (each, a "Hazardous Material"), but excluding office and janitorial supplies, are present in the soil, groundwater, building materials or ambient air of any real property currently occupied by Seller as a result of the deliberate actions of Seller, and Seller has not received any notice that it is allegedly liable for the presence of Hazardous Materials in, on or under any other property, including the land and the improvements, ground water and surface water thereof, that Seller has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. Except as would not have a Material Adverse Effect on Seller, Seller has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Seller disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. Seller currently holds all environmental approvals, permits, licenses, clearances and consents (the "Seller Environmental Permits") necessary for the conduct of Seller's activities and business as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on Seller.

          (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best knowledge of Seller or such Seller Stockholder, threatened concerning any Seller Environmental Permit or any Hazardous Materials Activity of Seller. Seller is not aware of any fact or circumstance which could involve Seller in any environmental litigation or impose upon Seller any environmental liability that would have a Material Adverse Effect on Seller.

     2.16 Major Customers. Except as set forth in Schedule 2.16 hereto, Seller has not received any notice or other written communication from any customer of Seller terminating or reducing, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and Seller or any of the Subsidiaries and, to the best knowledge of Seller or such Seller Stockholder, there has not been any material adverse change in the business relationship of Seller with any such customer since December 31, 1998.

     2.17 Agreements, Contracts and Commitments. Except as set forth in
Schedule 2.17, Seller is not a party to or bound by:

          (a)  any collective bargaining agreements;

          (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Seller on no more than 30 days' notice without liability, except to the extent general principles of wrongful termination law may limit Seller's ability to terminate employees at will;

          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Seller and any of its officers or directors;

          (f) any agreement, contract or commitment containing any covenant limiting the freedom of Seller to engage in any line of business or compete with any person;

          (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000 and not cancelable without penalty;

          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify Seller's products);

          (k) any distribution agreement (identifying any that contain exclusivity provisions); or

          (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by Seller under any such agreement, contract or commitment of $25,000 or more in the aggregate and is not cancelable without penalty within 30 days.

     Neither Seller, nor to the best knowledge of Seller or such Seller Stockholder, any other party to a Seller Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Seller is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, an "Seller Contract") in such a manner as would permit any other party to cancel or terminate any such Seller Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on Seller.

     2.18 Change of Control Payments. There are no plans or agreements pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers or directors of Seller as a result of or in connection with the Merger.

     2.19.  Title to Properties and Related Matters.

          (a) Except as set forth in Schedule 2.19 hereto, Seller has good and marketable title to all real property and tangible personal property and assets which it owns, including, without limitation, the properties and assets reflected in the Seller Financials or acquired after the date thereof (other than properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practice), free and clear of any mortgages, pledges, security interests, liens, claims, charges, equities, conditional sales contracts, restrictions, reservations, options, first refusal rights or encumbrances of any nature whatsoever (collectively, "Encumbrances"), except for the Encumbrances listed in the Schedule 2.19.

          (b) Schedule 2.19 contains a complete and correct list and description of all real property leased by Seller (the "Leased Real Property"), in each case indicating the persons or entities from whom such property is being leased. Seller has good and marketable title to all structures, plants, leasehold improvements, systems, fixtures and other property located on or about any of the Leased Real Property which it owns, as reflected in the Seller Financials, free of any Encumbrances, except for the Encumbrances listed in the Schedule
2.19 which are outstanding as of the date hereof, all of which shall be released on the Closing Date (but subject to the interests of landlords under any applicable leases), and none of such material assets is subject to any agreement, arrangement or understanding for their use by any person other than Seller. Except as set forth in the Schedule 2.19, no work has been performed on or with respect to or in connection with any of the Leased Real Property that would cause such Leased Real Property to become subject to any mechanics', materialmen's, workmen's, repairmen's, carriers' or similar liens in excess of $5,000 individually or $25,000 in the aggregate. The structures, plants, improvements, systems and fixtures (including, without limitation, storage tanks or other impoundment vessels, whether above or below ground) located on each such parcel of Leased Real Property conform in all material respects with all Federal, state and local statutes and laws and, to the best knowledge of Seller and such Seller Stockholder, all ordinances, rules, regulations and similar governmental and regulatory requirements (except as set forth in the Schedule
2.19 hereto) and are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration their respective ages and periods of use. Each such parcel of Leased Real Property, in view of the purposes for which it is currently used or for which it is proposed to be used pursuant to existing plans, conforms in all material respects with all covenants or restrictions of record and conforms in all material respects with all applicable building codes and zoning requirements, and current, valid certificates of occupancy (or equivalent governmental approvals) have been issued for each item of Leased Real Property; provided that, for purposes of this sentence, a "material" non-conformity shall be deemed to include, without limitation, any condition giving rise to liabilities, costs or expenses of $5,000 or more individually or $25,000 in the aggregate; and Seller and each Seller Stockholder is not aware of any proposed material change in any such governmental or regulatory requirements or in any such zoning requirements. To the best knowledge of Seller and such Seller Stockholder, all existing electrical, plumbing, fire sprinkler, lighting, air conditioning, heating, ventilation, elevator and other mechanical systems located in or about the Leased Real Property are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration their respective ages and periods of use. The maintenance and operation of such items located in or about Leased Real Property is and has been conducted in compliance in all material respects with the terms and conditions of all leases to which Seller is a party and all material maintenance or repair projects (which, for purposes hereof, shall be deemed to include any one or more items requiring expenditures by Seller in excess of $5,000 for each item of Leased Real Property) required to be undertaken by Seller under the terms of such leases within the first year following the Closing Date have been disclosed in the Schedule 2.19. To the best knowledge of Seller or such Seller Stockholder, Seller has the benefit of all material easements, rights-of-way and similar rights necessary to conduct its businesses as presently conducted and to use the items of Leased Real Property as currently used, including, without limitation, easements and licenses for pipelines, power lines, water lines, roadways and other access. All such easements and rights are valid, binding and in full force and effect, any amounts due and payable thereon to date have been paid or have been fully accrued for in the books and records of Seller, as applicable, neither Seller nor, to the best knowledge of Seller or such Seller Stockholder, any other party thereto is in default thereunder, and there exists no event or condition affecting Seller or, to the best knowledge of the Seller or such Seller Stockholder, any other party thereto, which, with the passage of time or the giving of notice or both, would constitute a material default thereunder, which, for purposes hereof, shall be deemed to include, without limitation, any individual or series of defaults resulting in liabilities, costs or expenses of $10,000 or more individually or $25,000 in the aggregate. No such easement or right will be breached by, nor will any party thereto be given a right of termination as a result of, the transactions contemplated by this Agreement. Seller does not currently own any real property.

          (c) All items of equipment, machinery, vehicles, furniture, fixtures and other tangible personal property currently owned or used by Seller as of the date hereof are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration its age and period of use, are physically located at or about Seller's place of business or where it otherwise conducts its business and are owned outright by Seller or validly leased under one of the leases set forth in Schedule 2.19. No material items of such personal property are subject to any agreement, arrangement or understanding for its use by any person other than Seller. To the best knowledge of Seller or such Seller Stockholder, the maintenance and operation thereof has complied in all material respects with all applicable laws, regulations, ordinances, contractual commitments and obligations. Except as set forth in the Schedule 2.19 or as disclosed in the Seller Financials, no item of tangible personal property owned or used by Seller is subject to any conditional sale agreement, installment sale agreement or title retention agreement or arrangement of any kind; as to each material item of personal property subject to any such agreement or arrangement, the Schedule 2.19 set forth a brief description of the property in question and the amount and repayment terms of the underlying obligation.

          (d) Schedule 2.19 sets forth a complete and correct list and summary description of all tangible personal property leases to which Seller is a party (either as landlord or tenant), together with a brief description of the property leased and identifying the date and term of the lease, the amount and timing of lease payments and any renewal or purchase options, provided that, with respect to personal property leases, only those leases wherein the property leased has a fair market value exceeding $1,000 or the total annual rental payments exceed

$5,000 ("Material Personal Property Leases") shall be required to be disclosed. Seller has made available to Buyer complete and correct copies of each lease (and any amendments thereto) listed in Schedule 2.19. Except as set forth in Schedule 2.19, (i) each such lease is in full force and effect; (ii) all lease payments due to date on any such lease have been paid, and neither Seller nor (to the best knowledge of Seller or such Seller Stockholder) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by Seller, or (to the best knowledge of Seller or such Seller Stockholder) any other party under such lease; (iii) there are no disputes or disagreements between Seller, on the one hand, and any other party, on the other hand, with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (where such consent or the giving of such notice is necessary) sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without any modification in the rights or obligations of the lessee under any such lease.

2.20. Computer Software.

          (a) Schedule 2.20 sets forth a complete and correct list of all computer systems and software which are used by Seller and/or the Subsidiaries in the administration and/or financial accounting of its business (the "Proprietary Software"). Except as set forth in the Schedule 2.20, Seller or a Subsidiary is the owner or licensee of the Proprietary Software, and, to the best knowledge of Seller or such Seller Stockholder, the Proprietary Software does not infringe any patent, copyright, trade secret or trademark of any other person.

          (b) Except as set forth on Schedule 2.20, Seller warrants that (i) all non-Proprietary Software material to the conduct of its business was commercially available at the time of its acquisition by Seller and was acquired by Seller though normal business channels and (ii) to the best knowledge of Seller or such Seller Stockholder, neither Seller, nor any affiliates, agents or third-party consultants (but only with respect to services rendered to Seller) are in breach of any licensing arrangements (including, without limitation, payment of applicable user fees) with respect to any non-Proprietary Software.

     2.21 Board of Directors and Stockholder Approval. The Board of Directors of Seller has, as of the date of this Agreement, determined (i) that the Merger is fair to and in the best interests of Seller and its stockholders, and (ii) to recommend that the stockholders of Seller approve this Agreement. The Stockholders of Seller have, as of the date of this Agreement, approved this Agreement and the transactions contemplated hereby.

     2.22 Minute Books. The minute books of Seller made available to counsel for Buyer are the only minute books of Seller and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Seller.

     2.23 Material Suppliers; Inventories.

          Seller purchases its supplies and materials from a number of suppliers, none of which represented in the fiscal year ended December 31, 1998 or the nine-month period ended September 30, 1999, more than five percent (5%) of aggregate purchases of Seller, except as set forth on Schedule 2.23 hereto. None of such suppliers has given Seller any notice or other written communication terminating, suspending or materially reducing, or setting forth an intention to terminate, suspend or materially reduce in the future, or otherwise reflecting any change, occurrence or other event that has resulted in or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect in, the business relationship between such supplier and Seller and, to the best knowledge of Seller or such Seller Stockholder, there has not been any adverse change in the business relationship of Seller with any such supplier since December 31, 1998.

     2.24 Compliance with Applicable Law. Seller is not in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any Federal, state, local or foreign court or governmental body or agency thereof to which it may be subject which are applicable to or which could reasonably be expected to affect the businesses or operations of Seller, except for any violations which would not have, individually or in the aggregate, a Material Adverse Effect. No claims have been filed against Seller, and Seller has not received any notice, alleging any such violation, nor, to the best knowledge of Seller or such Seller Stockholder, is there any inquiry, investigation or proceeding relating thereto.

     2.25 Accounts Receivable. Except as set forth on Schedule 2.25, all accounts receivable of Seller, all of which are listed on Schedule 2.25 (the "Receivables") (i) arose from bona fide sales of goods or services in the ordinary course of business and consistent with past practice; (ii) are owned by Seller and as of the Closing Date shall be free and clear of any Encumbrances, except for the Encumbrances listed in the Schedule 2.25 which are outstanding as of the date hereof, all of which shall be released on the Closing Date; and
(iii) are accurately and fairly reflected on the Seller Financials or, with respect to Receivables of Seller created after the date thereof and through the Closing Date, are and will be accurately and fairly reflected in the books and records of Seller. Not less than ninety percent (90%) of the Receivables in the aggregate will be collected, without offset, within one hundred fifty (150) days of the Closing Date.

     2.26 Insurance. Schedule 2.26 contains a complete and correct list of all insurance policies carried by, or covering, Seller with respect to its businesses, together with, in respect of each such policy, the name of the insurance carrier, the policy number, the risk insured against, the limits of coverage, the policy term, and the expiration date thereof. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. Seller believes that the policies of insurance identified in the
Schedule 2.26 adequately insure Seller.

     2.27 Bank Accounts; Powers of Attorney. Schedule 2.27 sets forth a complete and correct list showing: (a) all banks in which Seller maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from Seller and a summary statement of the terms thereof.

     2.28 Transactions with Related Parties. Schedule 2.28 contains an accurate and complete list and description of all agreements, arrangements and understandings (including outstanding indebtedness) which are currently in effect or which occurred at any time after December 31, 1998 between Seller and any of the following (each, a "Related Party"): (i) each director and officer of Seller or any Subsidiary; (ii) the spouses, children, grandchildren, siblings, parents, grandparents, uncles, aunts, nieces, nephews or first cousins of any such director or officer or their spouses (collectively, "near relatives");
(iii) any trust for the benefit of any such director or officer of Seller or any of their respective near relatives; and (iv) any corporation, partnership, joint venture or other entity owned or controlled by any such director or officer or any of their respective near relatives.

     2.29 Warranties. Seller has previously delivered to Buyer copies of all past and present standard and other express written warranties extended by Seller with respect to the services now or in the past six years sold by Seller. Seller does not have, and Seller and such Seller Stockholder knows of no basis for, any material liability as a result of claims against Seller based on services rendered by Seller on or prior to the date hereof, nor has Seller received any notices from any person threatening any such claim.

     2.30 Year 2000 Compliance. All functions, including, without limitation, date-reliant (which includes year-reliant) functions, of the Proprietary Software are capable of continuing to operate up to, during and after the year 2000. Neither the performance nor functionality of the Proprietary Software will be affected by any changes to the field configuration which contains the date information within any part of the Proprietary Software caused by the advent of the year 2000. The Proprietary Software will perform consistent with past performance and there shall be no faults in the processing of dates and date-dependent information or data including, without limitation, in calculations, comparisons and sequencing of information or data. For the purposes of this Section 2.30, the term "Proprietary Software" shall not be deemed to include automated components, automated devices, embedded equipment and other date sensitive equipment such as security systems, alarms, elevators, HVAC systems and monitoring equipment used by Seller.

     2.31 Disclosure. No representation or warranty by Seller or any Seller Stockholder contained in this Agreement (including, without limitation, Schedule
2.1 through 2.30, inclusive), nor any other statement, schedule, certificate or other document delivered or to be delivered by Seller or any Seller Stockholder to Buyer pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.


                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

     Buyer and Merger Sub represent and warrant to Seller and the Seller Stockholders, subject to the exceptions specifically disclosed in the disclosure schedules supplied by Buyer to Seller and the Seller Stockholders, as follows:

     3.1 Organization of Buyer. Buyer and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on Buyer. Buyer has delivered to Seller a true and complete list of all of Buyer's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and Buyer's equity interest therein. Buyer has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Buyer and similar governing instruments of its subsidiaries, each as amended to date, to counsel for Seller. When used in connection with Buyer, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Buyer and its subsidiaries taken as a whole.

     3.2 Buyer Capital Structure. The authorized capital stock of Buyer consists of 60,000,000 shares of common stock, par value $.001 per share, of Buyer (constituting the Buyer Common Stock), of which there were 7,353,283 shares issued and outstanding as of the date of this Agreement; 60,520 shares of Class B Voting Preferred Stock, Series A, par value $.001 per share, of which no shares were issued or outstanding as of the date of this Agreement; and 1,939,480 shares of Serial Preferred Stock, par value $.001 per share, of which no shares were issued or outstanding as of the date of this Agreement. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $.001 per share, 100 shares of which, as of the date of this Agreement, are issued and outstanding and are held by Buyer. All outstanding shares of the Buyer Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Buyer or any agreement or document to which Buyer is a party or by which it is bound. As of the date of this Agreement, Buyer had reserved an aggregate of (i) 4,897,582 shares of Common Stock, net of exercises, for issuance to employees and consultants pursuant to Buyer's 1994 Long Term Incentive Plan (the "Buyer Stock Option Plan"), under which options are outstanding for an aggregate of 2,418,671 shares, (ii) 731,780 shares of Common Stock, net of exercises, for issuances to non-employee directors under the Buyer's Outside Director and Advisor Stock Option Plan (the "Outside Director Plan"), under which options and warrants are outstanding for an aggregate of 165,004 shares, (iii) 80,435 shares of Common Stock, net of exercises, for issuance to Employees and consultants pursuant to Buyer's Software Publishing Corporation 1989 Stock Plan (the "SPC 89 Plan"), under which options are outstanding for an aggregate of 80,435 shares,
(iv) 140,272 shares of

Common Stock, net of exercises, for issuance to Employees, consultants and former directors of Software Publishing Corporation pursuant to Buyer's Software Publishing Corporation 1991 Stock Option Plan (the "SPC 91 Plan"), under which options are outstanding for an aggregate of 135,384 shares and (v) approximately 2,997,739 shares of Common Stock for issuances of shares of Common Stock pursuant to options, warrants and other rights to purchase shares of Common Stock granted or issued other than pursuant to the Buyer Stock Option Plan, the Outside Direction Plan, the SPC 89 Plan and the SPC 91 Plan. All shares of the Common Stock of Buyer subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

     3.3 Obligations With Respect to Buyer Capital Stock. Except as set forth in
Section 3.2, there are no equity securities of any class of Buyer, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Buyer owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Buyer, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Buyer or any of its subsidiaries is a party or by which it is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Buyer there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Buyer or with respect to any equity security of any class of any of its subsidiaries.

     3.4 Authority.

          (a) Each of Buyer and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and, in the case of this Agreement, Merger Sub, subject only to the filing of the Delaware Certificate of Merger pursuant to Delaware Law and the filing of the New York Certificate of Merger pursuant to New York Law. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Seller and the Seller Stockholders, this Agreement constitutes the valid and binding obligations of each of Buyer and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Buyer and Merger

Sub do not, and the performance of this Agreement by each of Buyer and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Buyer or the Certificate of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of its other subsidiaries, (ii) subject to obtaining the approval of the Merger by Buyer's stockholders as contemplated in Section 5.14 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Buyer's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer or any of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries (including Merger Sub) is a party or by which Buyer or any of its subsidiaries (including Merger Sub) or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Buyer. Schedule 3.4 lists all material consents, waivers and approvals under any of Buyer's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Buyer or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the delivery of the New York Certificate of Merger with the Secretary of State of New York, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Seller or Buyer or have a material adverse effect on the ability of the parties to consummate the Merger.

     3.5 Compliance; Permits; Restrictions.

(a) Neither Buyer nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Buyer or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Buyer. No investigation or review by any governmental or, to the knowledge of Buyer, regulatory body or authority is pending or threatened against Buyer or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Buyer.

          (b) Buyer and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Buyer and its subsidiaries taken as a whole (collectively, the "Buyer Permits"). Buyer and its subsidiaries are in compliance with the terms of Buyer Permits, except where the failure to hold the same or to so comply would not have a Material Adverse Effect on Buyer.

     3.6 Litigation. Except as set forth in Schedule 3.6, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Buyer or any of its subsidiaries has received any notice of assertion nor, to Buyer's knowledge, is there a written threat of an action, suit, proceeding, claim, arbitration or investigation against Buyer or any of its subsidiaries which would have a Material Adverse Effect on Buyer, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.7 Brokers' and Finders' Fees. Except as set forth on Schedule 3.7 hereto, Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.8 Board of Directors Approval. The Board of Directors of each of Buyer and Merger Sub has, as of the date of this Agreement, determined that the Merger is fair to and in the best interests of Buyer and its stockholders. The Board of Directors of Merger Sub has recommended that the stockholders of Merger Sub approve this Agreement. The Buyer, as the sole stockholder of Merger Sub, has, as of the date of this Agreement, approved this Agreement and the transactions contemplated hereby.

     3.9 Reports. Buyer has delivered to Seller a complete and accurate copy of each report, schedule, document, statement and proxy statement filed by Buyer with the SEC on or after December 31, 1998 (the "Buyer SEC Documents"). Each of the Buyer SEC Documents complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Seller agrees, and the Seller Stockholders agree to cause Seller, except (i) in the case of Seller as provided in Schedule
4.1 or (ii) to the extent that the Buyer shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Seller agrees to confer with Buyer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except in the case of Seller as provided in Schedule 4.1, without the prior written consent of Buyer, not to be unreasonably withheld or delayed, Seller shall not do any of the following, and no Seller Stockholder shall cause or permit Seller to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Buyer, or adopt any new severance plan;

          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Seller IP Rights, or enter into grants to future patent rights, other than in the ordinary course of business;

          (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock, or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than shares of Buyer Common Stock pursuant to the terms hereof;

          (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any Subsidiaries);

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Seller, or enter into any joint venture, strategic partnership or alliance, other than in the ordinary course of business consistent with past practice;

          (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Seller, except in the ordinary course of business consistent with past practice;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Seller, or guarantee any debt securities of others;

          (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

          (n) Make any grant of exclusive rights to any third party;

          (o) Make any expenditure equal to or exceeding $10,000; or

          (p) Agree in writing or otherwise to take any of the actions described in Article 4 (a) through (o) above.


                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1  Agreements of Seller Stockholders.

     For purposes of this Article V, each of the Seller Stockholders agrees to cause Seller to engage in any action or refrain from engaging in any action, as the case may be, that Seller is obligated to engage in or refrain from engaging in hereunder.

     5.2  Access to Information; Confidentiality.

          (a) Each of Buyer and Seller will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (b) In connection with the transactions contemplated hereby (the "Transaction"), the Buyer and Seller will furnish one another with certain product, financial, marketing, organization, technical and other information related to each of the Buyer and Seller (such information regarding the Buyer is referred to as "Buyer Confidential Information" and such information regarding Seller is referred to as "Seller Confidential Information" and collectively, the "Confidential Information"). Confidential Information includes not only written information but also information transferred orally, visually, electronically or by other means. In consideration of the foregoing, and as a condition to such disclosure by the Buyer and Seller, each of the Buyer and Seller agree as follows:

          (i) Neither the Buyer nor Seller, as the case may be, nor their respective directors, officers, employees, representatives, agents and advisors ("Representatives"), will disclose to any person the fact that any investigations, discussions or negotiations are taking place between the parties concerning a possible Transaction or any of the terms, conditions or other facts with respect to any such possible Transaction, including the status thereof. The Buyer and Seller agree to be responsible for any breach of this Agreement by their respective Representatives.

          (ii) The Confidential Information will be used by the Buyer and Seller solely for the purpose of evaluating the desirability of entering into the Transaction. All Confidential Information shall be kept secret and confidential and shall not be disclosed to anyone except to a limited group of employees, directors and officers of the Buyer and Seller who are actually engaged in the Transaction. Confidential Information may also be disclosed to outside professional advisors similarly engaged by the Buyer or Seller. Each person to whom such Confidential Information is disclosed must be advised of its confidential nature and of the terms of this Agreement and (unless already bound by obligations of confidentiality) must agree to abide by such terms.

               (iii) Upon any termination of this Agreement, (i) the Buyer and Seller will either destroy or return to each other the Confidential Information that is in tangible form, including any copies that may have been made, and destroy all abstracts, summaries thereof, or references thereto in documents, and certify to each other in writing that the foregoing has been completed, and (ii) the Buyer, Seller, and their respective Representatives, will not use any of the Confidential Information with respect to, or in furtherance of, any of their respective businesses, or in the business of anyone else, whether or not in competition with the Buyer or Seller, or for any other purpose whatsoever.

          (iv) Confidential Information does not include any information that was available to the Buyer or Seller, as the case may be, on a non-confidential basis prior to the receipt of such information or which thereafter became publicly available not as a result of a breach by either party of this Agreement. Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained from any source other than the Buyer or Seller or their respective Representatives, provided that such source has not entered into a confidentiality agreement with the Buyer or Seller, as the case may be, with respect to such information or obtained the information from an entity or person party to a confidentiality agreement with the Buyer or Seller.

          (v) Seller hereby acknowledges and will advise its Representatives who receive the Confidential Information, that the United States securities laws prohibit any person who has material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of the parties hereto (and options, warrants and rights relating thereto) and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person (including, without limitation, any Representatives) is likely to purchase or sell such securities.

          (vi) The Buyer and Seller each understand and agree that money damages would not be a sufficient remedy for any breach of this Agreement by either party or their Representatives, and that the damaged party and its Representatives shall be entitled to specific performance and/or injunctive relief as a remedy for any such breach of this Agreement and that these shall be in addition to all other remedies available at law or in equity. This Agreement is made for the benefit of both the Buyer and Seller, respectively, and no failure or delay by the Buyer, Seller or their Representatives in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

     5.3 No Solicitation by Seller.

          (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Seller and the Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Buyer and its affiliates, agents and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Seller or any of the Subsidiaries to, or afford any access to the properties, books or records of Seller or any of the Subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Buyer and its affiliates, agents and representatives), in connection with any potential or actual Acquisition Proposal (as hereinafter defined) with respect to Seller. For the purposes of this Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 5% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 5% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a
Schedule 13G with respect thereto) or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Seller will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Seller will (i) notify Buyer as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Buyer of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.3, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Seller and the Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Buyer).

          (b) Notwithstanding anything to the contrary in Section 5.3(a), Seller will not provide any non-public information to a third party unless (a) Seller provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in Section 5.2(b) hereof and (b) such non-public information is the same information previously delivered to Buyer.

     5.4 Public Disclosure. Buyer and Seller will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Alternative Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     5.5 Legal Requirements. Each of Buyer, Merger Sub and Seller will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Buyer will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Buyer Common Stock pursuant hereto. Seller and the Seller Stockholders will use their respective commercially reasonable efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Buyer Common Stock pursuant hereto.

     5.6 Third Party Consents. As soon as practicable following the date hereof, Buyer and Seller will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.7 FIRPTA. At or prior to the Closing, Seller, if requested by Buyer, shall deliver to the IRS a notice that the Seller Capital Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     5.8 Notification of Certain Matters. Buyer and Merger Sub will give prompt notice to Seller, and Seller will give prompt notice to Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or (b) any material failure of Buyer and Merger Sub or Seller, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.9 Best Efforts and Further Assurances. Subject to the respective rights and obligations of Buyer and Seller under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.10 Stock Options.

          (a) On the Closing Date, Buyer shall grant options to purchase an aggregate of 600,000 shares of Buyer Common Stock under the Buyer Stock Option Plan to such employees of the Surviving Corporation and in such amounts as shall be designated by Seller. Such options shall be exercisable at such times as are consistent with Buyer's past practice at the fair market value of the Buyer Common Stock on the date of grant.

          (b) At the Effective Time, each outstanding option to purchase shares of Seller Capital Stock (each an "Seller Stock Option") under the Seller Stock Option Plans, whether or not exercisable, will be assumed by Buyer. Each Seller Stock Option so assumed by Buyer under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Seller Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Seller Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Buyer Common Stock equal to the product of the number of shares of Seller Capital Stock that were issuable upon exercise of such Seller Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Buyer Common Stock, and (ii) the per share exercise price for the shares of Buyer Common Stock issuable upon exercise of such assumed Seller Stock Option will be equal to the quotient determined by dividing the exercise price per share of Seller Capital Stock at which such Seller Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Buyer will issue to each holder of an outstanding Seller Stock Option a notice describing the foregoing assumption of such Seller Stock Option by Buyer.

          (c) It is the intention of the parties that Seller Stock Options assumed by Buyer qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Seller Stock Options qualified as incentive stock options immediately prior to the Effective Time.

          (d) Buyer will reserve sufficient shares of Buyer Common Stock for issuance under Section 5.10(b) and under Section 1.6(c) hereof.

     5.11 Indemnification and Insurance.

          (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of Seller pursuant to any indemnification agreements, if any, between Seller and its directors and officers existing prior to the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages not less favorable to officers and directors to those set forth in the Certificate of Incorporation and Bylaws of Seller, which provisions will not be amended, repealed or otherwise modified in a manner adverse to officers and directors for a period of two years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Seller, unless such modification is required by law.

          (b) After the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, indemnify and hold harmless, each present and former director or officer of Seller or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, "Liabilities") in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of Seller arising out of or pertaining to the transactions contemplated by this Agreement for a period of two years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation and Buyer, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such two-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) Promptly after the Effective Time, Buyer shall enter into indemnification agreements with directors and officers of Seller who become directors or officers of Buyer or of the Surviving Corporation, which agreements shall be substantially identical to those which Buyer has entered with its current officers and directors.

          (d) Buyer shall indemnify Andrew Edwards ("Edwards") against any Liabilities in connection with any claim, action, suit or proceeding arising out of or pertaining to any personal guaranties of obligations of Seller listed on
Schedule 5.11.

          (e) From and after the Effective Time, the Surviving Corporation will use its best efforts to maintain the "Errors or Omissions" insurance policy currently maintained by Seller through May 15, 2001. In the event that the Surviving Corporation is unable to maintain such insurance, the Surviving Corporation will use its best efforts to procure similar insurance which shall cover all potential claims against Seller until and including the Effective Date.

          (f) This Section 5.11 (i) will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, (ii) is intended to benefit Seller, the Surviving Corporation and the Indemnified Parties, and (iii) will be binding on all successors and assigns of the Surviving Corporation. If Buyer or the Surviving Corporation or any of their respective successors or assigns (x) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (y) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of Buyer or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.11.

     5.12 Tax-Free Reorganization. Buyer and Seller will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Buyer and Seller will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

     5.13 Seller Employees; Seller Employee Benefits. Buyer and Seller will each use their respective best efforts to retain for the benefit of the Surviving Corporation all employees of Seller determined by both Buyer and Seller to be necessary to Seller's operations. Subject to being able to do so consistently with applicable laws, after the Effective Date, Buyer will use its commercially reasonable efforts to cause the Surviving Corporation to provide to the employees of Seller employee benefits comparable to those under the existing Seller plans generally available to Seller employees.

     5.14 Reports Under the 1934 Act. With a view to making available to the Seller Stockholders the benefits of Rule 144 promulgated under the Securities Act of 1933 (the "Act") and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of Buyer to the public without registration, Buyer agrees to use its best efforts to:

          (a) make and keep public information regarding Buyer available, within the meaning of Rule 144, so long as the Seller Stockholders own restricted securities of Buyer;

          (b) file with the SEC in a timely manner all reports and other documents required of Buyer under the Act and the Securities Exchange Act of 1934 (the "1934 Act") and

          (c) furnish to any Selling Stockholder upon request (i) a written statement by Buyer that it has complied with the reporting requirements of Rule 144, and of the Act and the 1934 Act, and (ii) a copy of the most recent annual or quarterly report of, and such other reports and documents filed by Buyer with the SEC as may be reasonably requested in availing any such Selling Stockholder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

     5.15 Nasdaq Listing. Buyer agrees to apply for authorization of listing on Nasdaq the shares of Buyer Common Stock issuable, and those required to be reserved for issuance, in connection with this Agreement, upon official notice of issuance.

     5.16 Blue Sky Laws. Buyer shall take such steps as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Buyer Common Stock pursuant hereto; provided, however, that this shall not require Buyer to file a consent to service of process in any jurisdiction. The Seller Stockholders shall use their best efforts to assist Buyer to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Buyer Common Stock pursuant hereto.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the Seller Stockholders.

          (b) Board of Director Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the Board of Directors of Buyer.

          (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) Litigation. The absence of any pending or threatened litigation by or against Buyer or Seller or other contingent liabilities or obligations, other than disclosed, which could prevent the closing of the Merger or materially adversely affect Buyer's or Seller's business.

          (e) Employment Agreement. Buyer and Edwards shall have each executed and delivered an Employment Agreement between such parties, in the form set forth as Exhibit A hereto.

          (f) Third Party Consents. Any necessary consents or waivers by third parties to the Merger shall have been obtained.

          (g) Escrow Agreement. The Seller Stockholders shall have received from Buyer, and the Buyer shall have received from Selling Stockholders, an executed copy of the Escrow Agreement among Vizacom, Rennaissance and the Seller Stockholders, among others, in the form set forth as Exhibit H hereto (the "Escrow Agreement"), providing for, among other things, the deposit with the Escrow Agent (as defined in the Escrow Agreement) by the Seller Stockholders of one-half of the Exchange Stock to be received by the Seller Stockholders pursuant hereto (the "Escrow Stock").

     6.2 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

          (a) Representations and Warranties. The representations and warranties of Buyer and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on Buyer; and Seller shall have received a certificate to such effect signed on behalf of Buyer by the President of Buyer;

          (b) Agreements and Covenants. Buyer and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Seller shall have received a certificate to such effect signed on behalf of Buyer by the Chief Financial Officer of Buyer;

          (c) Material Adverse Effect. No Material Adverse Effect with respect to Buyer shall have occurred since the date of this Agreement;

          (d) Legal Opinion. Seller shall have received a legal opinion from Kaufman & Moomjian, LLC, counsel to Buyer, in the form set forth in Exhibit B hereto.

          (e) Registration Rights Agreement. The Buyer shall have executed and delivered to each of the Seller Stockholders, a Registration Rights Agreement in the form set forth as Exhibit C hereto.

     6.3 Additional Conditions to the Obligations of Buyer and Merger Sub. The obligations of Buyer and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
Buyer:

          (a) Representations and Warranties. The representations and warranties of Seller and the Seller Stockholders contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on Seller; and Buyer and Merger Sub shall have received a certificate to such effect signed on behalf of Seller by the Chief Financial Officer of Seller;

          (b) Agreements and Covenants. Seller and the Seller Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Buyer shall have received a certificate to such effect signed on behalf of Seller by the President of Seller;

          (c) Material Adverse Effect. No Material Adverse Effect with respect to Seller shall have occurred since the date of this Agreement;

          (d) Legal Opinion. Buyer shall have received a legal opinion from Ellenoff, Grossman, Schole & Cyruli, LLP, counsel to Seller, in the form set forth in Exhibit D hereto;

          (e) Representation Letter. Buyer shall have received from each Seller Stockholder, a letter of representations in the form set forth in Exhibit E hereto.

          (f) Audited Financials. Buyer shall have received from Seller audited financial statements of Seller for the fiscal years ended December 31, 1998 and 1997, audited by Richard A. Eisner & Co., LLP and unaudited interim financial statements for the nine-month period ended September 30, 1999.

          (g) Stockholder Releases. Buyer shall have received from each Seller Stockholder, a release relating to any and all claims of ownership or distribution of proceeds from the Merger in the form set forth as Exhibit F hereto.

          (h) Lockup Agreements. Buyer shall have received from each Seller Stockholder, an executed copy of the Lock-up Agreement in the form set forth as Exhibit G hereto.



                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Buyer and Seller:

          (a) by mutual written consent duly authorized by the Boards of Directors of Buyer and Seller;

          (b) by either Seller or Buyer, if the Merger shall not have been consummated by April 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Seller or Buyer, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either Seller or Buyer, if the required approvals of the stockholders of Seller and Buyer contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement;

          (e) by Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that, if such inaccuracy in Buyer's representations and warranties or breach by Buyer is curable by Buyer through the exercise of its commercially reasonable efforts within fifteen days of the time such representation or warranty shall have become untrue or such breach, then Seller may not terminate this Agreement under this Section 7.1(e) during such fifteen-day period if Buyer continues to exercise such commercially reasonable efforts;

          (f) by Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that, if such inaccuracy in the Company's representations and warranties or breach by Seller is curable by Seller through the exercise of its commercially reasonable efforts within fifteen days of the time such representation or warranty shall have become untrue or such breach, then Buyer may not terminate this Agreement under this Section 7.1(f) during such fifteen-day period if Seller continues to exercise such commercially reasonable efforts;

          (g) by Seller, if there shall have occurred any Material Adverse Effect with respect to Buyer since the date of this Agreement;

          (h) by Buyer, if there shall have occurred any Material Adverse Effect with respect to Seller since the date of this Agreement;

     7.2 Notice of Termination; Effect of Termination.

          Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and
Article 8, each of which shall survive the termination of this Agreement, (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement, and (iii) no termination of this Agreement shall affect the obligations of the parties contained in

Section 5.2(b) hereof, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     7.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.


                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1 Indemnification.

          (a) From and after the Closing, Buyer will indemnify Seller and the Seller Stockholders, and their respective officers, directors and stockholders, against, and hold Seller and the Seller Stockholders, and their respective officers, directors and stockholders, harmless from, any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of, subject to Section 8.2 hereof, any misrepresentation or any breach of any representation or warranty or any material breach of or default in any covenant made by Buyer herein.

          (b) Seller and the Seller Stockholders, jointly and severally, will indemnify Buyer, its officers, directors and stockholders, against, and hold Buyer, its officers, directors and stockholders, harmless from, any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of, subject to Section 8.2 hereof, any misrepresentation or any breach of any representation or warranty or any material breach of or default in any covenant made by Seller or the Seller Stockholders herein.

          (c) Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party becomes aware of any claim by a third party for which indemnification is available hereunder, the delivery of which notice shall require the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party's expense, and provided further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such Indemnifying Party is irreparably damaged as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. Notwithstanding the foregoing, the Indemnified Party shall have the right at all times to take over and assume control of the defense, settlement, negotiations or lawsuit relating to any claim or demand, provided, however, that if the Indemnified Party does so take over and assume control, the amount of the indemnity by the Indemnifying Party shall be limited to the amount which the Indemnifying Party has immediately prior to such time indicated it would be willing to pay to adjust and settle such claim or demand. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion, and all costs and expenses relating thereto (including without limitation legal fees and expenses) shall be borne by the Indemnifying Party. In any event, the Buyer, Seller and the Seller Stockholders shall cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.

     8.2. Time and Manner of Claims.

     Buyer on one hand, Seller and the Seller Stockholders, on the other hand, shall be liable for damages arising from its or his misrepresentations, breaches or defaults under Section 8.1 only to the extent that notice of a claim therefor is asserted by the other in writing and delivered prior to May 15, 2001, except that the Seller and each Seller Stockholder shall be liable for damages arising from its or his misrepresentations, breaches or defaults pursuant to (a) Section
2.8 if a notice of claim relating thereto is delivered on or prior to October 31, 2007, and (b) Sections 2.2 or 2.3 at any time whatsoever. Any notice of a claim by reason of any of the representations and warranties contained in this Agreement shall state the representation or warranty with respect to which the claim is asserted. The representations, warranties, covenants, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of such parties, and the completion of the transactions contemplated hereby.

     8.3 Limitation on Claims.

     (a) Notwithstanding anything contained in this Agreement to the contrary,
(i) neither the Seller and the Seller Stockholders, on one hand, nor Buyer, on the other hand, shall be entitled to claim for the breach of any representation, warranty, covenant or agreement set forth herein except to the extent that the aggregate amount of its present claims in respect of (A) such breaches, and (B) all prior claims for breaches of representations, warranties, covenants and agreements hereunder, exceeds an aggregate of $75,000 (other than with respect to a breach of Section 2.2, 2.3, 2.8, 3.2 or 3.3, the last sentence of Section 2.25, or with respect to any liability in excess of the amounts set forth on
Schedule 4.1, for which there shall be no minimum), at which time the claiming party shall be entitled to claim the full amount of its damages for all breaches by the other parties hereto of such representations warranties, covenants and agreements; (ii) the aggregate liability hereunder of either the Buyer or the Seller Stockholders shall not exceed the lesser of (A) $1.2 million (other than for any misrepresentation or breach of Section 2.2, 2.3, 2.8, 3.2 or 3.3 hereof, the liability for which shall be unlimited) or (B) 75% of the fair market value of the shares of Buyer Common Stock issued to the Seller Stockholders pursuant to this Agreement, as of the date of payment of any indemnification claim under this

Article VIII (other than for any misrepresentation or breach of Section
2.2, 2.3, 2.8, 3.2 or 3.3 hereof, the liability for which shall be unlimited).


     (b) At the Closing, Seller Stockholders shall deposit with the Escrow Agent, the Escrow Stock. In the event Seller Stockholders are obligated to make a payment(s) to Buyer pursuant to a claim for indemnification by Buyer pursuant to this Article VIII, then Seller Stockholders may elect to make such payment either in cash or by delivery to Buyer of a promissory note ("Note") in the form set forth as Exhibit I, which Note shall be in the principal amount of such payment, shall have a 30-day term, bear interest at the prime rate then in effect for Citibank, N.A. and provide for the makers to be jointly and severally liable for payment. Upon delivery of such payment (by cash or Note), Seller Stockholders shall be entitled to have released from escrow, in accordance with the terms of the Escrow Agreement, such number of shares of Escrow Stock as equals the quotient of (i) 133% of the amount of such payment, divided by (ii) the closing price of the Buyer Common Stock on NASDAQ (or such other securities market which is the principal trading market for the Buyer Common Stock) on the day preceding the date of the payment.


                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of each of the parties hereto. Any of the Buyer, Merger Sub, Seller and the Seller Stockholders may, by written notice to the others, (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other,
(ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of the other contained in this Agreement and (iv) waive or modify performance of any of the obligations of the other. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

     9.2. Notices. All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 pm, local time, on the date of transmission, addressed as follows:

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

     If to Buyer, to:         Vizacom Inc.
                              Glenpointe Center East
                              300 Frank W. Burr Boulevard
                              Box 18, 7th Floor
                              Teaneck, New Jersey 07666
                              Attention: President
                              Facsimile: (201) 928-1003

     with a copy to:          Kaufman & Moomjian, LLC
                              50 Charles Lindbergh Boulevard - Suite 206
                              Mitchel Field, New York 11553
                              Attention:  Neil M. Kaufman, Esq.
                              Facsimile: (516) 222-5110

     If to Merger Sub, to:    RCAC Acquisition Corp.
                              Glenpointe Center East
                              300 Frank W. Burr Boulevard
                              Box 18, 7th Floor
                              Teaneck, New Jersey 07666
                              Attention: President
                              Facsimile: (201) 928-1003

     with a copy to:          Kaufman & Moomjian, LLC
                              50 Charles Lindbergh Boulevard - Suite 206
                              Mitchel Field, New York 11553
                              Attention:  Neil M. Kaufman, Esq.
                              Facsimile: (516) 222-5110

     If to Seller, to:        Renaissance Multimedia
                              90 John Street
                              New York, New York 10038
                              Attention: President
                              Facsimile: (212) 619-0054

     with a copy to:          Ellenoff, Grossman, Schole & Cyruli, LLP
                              370 Lexington Avenue
                              19th Floor
                              New York, New York 10017
                              Attention: Paul Goodman, Esq.
                              Facsimile: (212) 697-5808

or, if to the Seller Stockholders, to the respective addresses set forth on Schedule A hereto, with a copy to Ellenoff, Grossman, Schole & Cyruli, LLP, 370 Lexington Avenue, 19th Floor, New York, New York 10017; Attention: Paul Goodman, Esq.; Facsimile: (212) 697-5808; or, in the case of any of the parties hereto, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 9.2. Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or
(iii) three business days following such mailing.

     9.3 Interpretation; Knowledge.

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, that the executive officers of Seller or Buyer, or the Seller Stockholders, as the case may be, have actual knowledge of such matter.

     9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the information set forth in the schedules to this Agreement,
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     9.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

     9.11 Further Assurances. Each party hereto covenants and agrees with all other parties hereto to promptly execute, deliver, file and/or record such agreements, instruments, certificates and other documents and to do and perform such other and further acts and things as any other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     IN WITNESS WHEREOF, Buyer, Merger Sub, Seller and each Seller Stockholder have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                   VIZACOM INC.


                              By:  /s/ Mark E. Leininger
                                   Mark E. Leininger
                                   President


                                   RENAISSANCE COMPUTER ART CENTER, INC.
                                     D/B/A RENAISSANCE MULTIMEDIA


                              By:  /s/ Andrew Edwards
                                   Andrew Edwards
                                   President


                                   RCAC ACQUISITION CORP.


                              By:  /s/ Mark E. Leininger
                                   Mark E. Leininger
                                   President


                                   SELLER STOCKHOLDERS

                                   /s/ Andrew Edwards
                                   Andrew Edwards

                                   /s/ Anthony Del Monte
                                   Anthony Del Monte

                                   RIBON, INC.


                              By: /s/ Amelia Rivera
                                  Name: Amelia Rivera
                                  Title: President